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                                                                     EXHIBIT 1.2


                            INDEMNIFICATION AGREEMENT

                                 by and between


                           MBIA INSURANCE CORPORATION,

                                   as Insurer

                                       and

                            BEAR, STEARNS & CO. INC.,

                                as an Underwriter

                                       and


                        MORGAN STANLEY & CO. INCORPORATED

                                as an Underwriter



                            Dated as of June 28, 2001















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         INDEMNIFICATION AGREEMENT (the "AGREEMENT"), dated June 28, 2001, by and between MBIA INSURANCE CORPORATION ("MBIA"), MORGAN STANLEY & CO. INCORPORATED ("MORGAN STANLEY") and BEAR, STEARNS & CO. INC. ("BEAR STEARNS" and, together with Morgan Stanley, collectively, the "UNDERWRITERS"). Except as otherwise indicated, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the P&S Agreement referred to below.

         WHEREAS, as described in the Pooling and Servicing Agreement, dated as of June 28, 2001 (the "P&S AGREEMENT"), among Bear Stearns Asset Backed Securities, Inc., as Depositor, American Business Credit, Inc., as Servicer, and The Chase Manhattan Bank, as Trustee, (the "TRUSTEE"), the ABFS Mortgage Loan Trust 2001-2 Mortgage Pass-Through Certificates Series 2001-2, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-IO (collectively, the "CLASS A CERTIFICATES") will be issued by ABFS Mortgage Loan Trust 2001-2.

         WHEREAS, in connection with the public offering and sale of the Class A Certificates, the Depositor has filed with the Securities and Exchange Commission (the "COMMISSION") registration statements on Form S-3, for the registration under the Securities Act of 1933, as amended (the "ACT"), of the Class A Certificates and has filed the prospectus dated June 8, 2001 (the "CORE PROSPECTUS"), and a prospectus supplement dated June 8, 2001 (the "PROSPECTUS SUPPLEMENT" and collectively with the Core Prospectus, the "PROSPECTUS"), with the Commission pursuant to Rule 424(b) of the Act. The registration statements including all exhibits and amendments thereto in the form in which it became effective under the Act (the "EFFECTIVE DATE"), including any documents incorporated by reference therein at such time and all post-effective amendments thereto on the dates they became effective is referred to herein as the "REGISTRATION STATEMENT".

         WHEREAS, MBIA is authorized to transact a financial guaranty insurance business in the State of New York and has agreed to issue to the Trustee, for the benefit of the holders of the Class A Certificates, the Certificate Insurance Policy (the "POLICY"), providing limited indemnity for, among other things, certain shortfalls in required distributions on the Class A Certificates.

         WHEREAS, MBIA provided certain information to the Depositor for inclusion in the Prospectus Supplement. The information presented in or incorporated by reference into the Prospectus Supplement under the captions "THE CERTIFICATE INSURER", "MBIA FINANCIAL INFORMATION" and "THE POLICY" constitutes the only information furnished by MBIA for inclusion in the Prospectus. Such information is collectively referred to herein as the "MBIA INFORMATION". MBIA has reviewed the Prospectus Supplement and approved the presentation of the MBIA Information therein.

         WHEREAS, the Underwriters provided certain information to the Depositor for inclusion in the Prospectus. The information presented in or incorporated by reference into the Prospectus Supplement under the caption "PLAN OF DISTRIBUTION" constitutes the only information furnished by the Underwriters for inclusion in the Prospectus. Such information is collectively referred to herein as the "UNDERWRITERS' INFORMATION". The Underwriters reviewed the Prospectus and approved the presentation of the Underwriters' Information therein.

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         NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. MBIA Agreements and Representations. MBIA agrees and represents as follows:

     (a) MBIA is a New York domiciled insurance company which is licensed, under the laws of the State of New York, to write financial guaranty insurance and is qualified or licensed to do business in all other jurisdictions in which such qualification or licensing is necessary.

     (b) MBIA has the corporate power and authority to execute and deliver this Agreement and to perform all its obligations hereunder.

     (c) The execution, delivery and performance of this Agreement has been duly authorized by all necessary action (corporate and other).

     (d) The MBIA Information in the Prospectus Supplement on the date of the Prospectus Supplement and on June 28, 2001 (the "Closing Date"), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (e) The Policy and any amendments thereto will be filed with the Superintendent of the New York State Insurance Department within 30 days of their issuance, if not previously so filed.

     (f) The Policy is exempt from registration under the Act.

     (g) Neither the execution or delivery by MBIA of the Policy or the Insurance Agreement, nor the performance by MBIA of its obligations thereunder, will conflict with any provision of the certificate of incorporation or the bylaws of MBIA nor result in a breach of, or constitute default under, any material agreement or other instrument to which MBIA is a party or by which any of its property is bound nor violate any judgment, order or decree or any law regulation or rule applicable to MBIA of any governmental or regulatory body, administrative agency, court or arbitrator having jurisdiction over MBIA.

     (h) The consolidated balance sheets of MBIA as of December 31, 2000 and December 31, 1999 and the related consolidated statements of income, changes in shareholder's equity and cash flows for the fiscal years then ended and the interim consolidated balance sheet of MBIA as of March 31, 2001, and the related statements of income, changes in shareholder's equity and cash flows for the periods then ended, and furnished by MBIA to the Depositor, fairly present in all material respects the financial condition of MBIA as of such dates and for such periods in accordance with generally accepted accounting principles consistently applied (subject as to interim statements to normal year-end adjustments) and since the date of the most current interim consolidated balance sheet referred to above there has been no change in the financial condition of MBIA which would materially and adversely affect its ability to perform its obligations under the Policy.


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     (i) MBIA will furnish to the Underwriters or the Depositor, upon request of the Underwriters or the Depositor, as the case may be, copies of MBIA's most recent financial statements (annual or interim, as the case may be) which fairly present in all material respects the financial condition of MBIA as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied except as noted therein (subject, as to interim statements, to normal year-end adjustments). In addition, if the delivery of a Prospectus relating to the Class A Certificates is required at any time prior to the expiration of nine months after the time of issuance of the Prospectus in connection with the offering or sale of the Class A Certificates, the Depositor or the Underwriters will notify MBIA of such requirement to deliver a Prospectus and MBIA will promptly provide the Depositor with any revisions to the MBIA Information that are in the judgment of MBIA necessary to prepare a supplement to the Prospectus.

     2. Underwriters' Agreements and Representations. Each Underwriter agrees and represents as follows:

     (a) The execution, delivery and performance of this Agreement by such Underwriter has been duly authorized by all necessary action (corporate and other).

     (b) The Underwriters' Information in the Prospectus on the date of the Prospectus and on the Closing Date (as defined above), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (c) With respect to the offering of the Class A Certificates, such Underwriter has not and will not use any prospectus containing information relating to MBIA unless such information relating to MBIA has been furnished by MBIA for inclusion therein and has been approved by MBIA in writing, such approval not to be unreasonably withheld.

     3. Indemnification and Contribution.

     (a) MBIA agrees to indemnify and hold harmless the Underwriters and each Person, if any, who controls an Underwriter within the meaning of Section 15 of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any other Federal or state statutory law or regulation, at common law or otherwise, as incurred, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the MBIA Information included in the Prospectus Supplement, or, to the extent approved by MBIA in writing, in any amendment or supplement to the Prospectus Supplement or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, for any legal or other expenses reasonably incurred by it, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnification agreement will be in addition to any liability which MBIA may otherwise have.


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     (b) The Underwriters agree, severally and not jointly, to indemnify and hold harmless MBIA against any and all losses, claims, damages or liabilities, joint or several, to which it may become subject under the Act, the Exchange Act, any other Federal or state statutory law or regulation, at common law or otherwise, as incurred, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Underwriters' Information included in the Prospectus or arise out of or are based upon the omission or alleged omission to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse MBIA, for any legal or other expenses reasonably incurred by it, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnification agreement will be in addition to any liability which the Underwriters may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section 3 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
Section 3, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent the indemnifying party is materially prejudiced thereby. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, at its own expense, to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) and after notice from the indemnifying party to such indemnified party to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense of any such action other than reasonable costs of investigation. The indemnifying person shall not be responsible for the settlement of any proceeding made without its prior consent.

     (d) If the indemnification provided for in this Section 3 is unavailable or insufficient to hold harmless an indemnified party under subsections (a), (b) or
(c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by MBIA and the Underwriters from the offering and sale of the Class A Certificates or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of MBIA and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, or actions in respect thereof as well as any other relevant equitable considerations. The relative benefits received by MBIA and the Underwriters shall be deemed to be in the same proportion as (i) the total net proceeds from the offering (before deducting expenses) received by the Depositor to (ii) (x) in the case of MBIA, the structuring fees paid by to MBIA by American Business Financial Services, Inc. on the Closing Date and the total premiums received by MBIA and (ii) in the case of the Underwriters, the total underwriting discounts and commissions received by the Underwriters. The relative


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fault shall be determined by reference to among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by MBIA or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 3(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 3(d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The obligations of the Underwriters under this Section 3(d) shall be several and not joint.

     4. Representations and Indemnities to Survive. The agreements, representations, warranties, indemnities, and other statements of the parties hereto in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any other parties hereto or any of the officers, directors or controlling persons referred to in Section 3 hereof, and will survive delivery of and payment for the Class A Certificates. The provisions of
Section 3 hereof shall survive the termination or cancellation of this Agreement.

     5. Notices. All communications hereunder shall be in writing and,

        If to Bear Stearns:

        Bear Stearns & Co. Inc.
        245 Park Avenue, 4th Floor
        New York, New York 10167
        Attention: Chief Counsel

        If to Morgan Stanley:

        Morgan Stanley & Co. Incorporated
        1585 Broadway
        New York, New York  10036
        Attention: General Counsel, with a copy to Gregory Walker, Esq.

        If to MBIA:

        MBIA Insurance Corporation
        113 King Street
        Armonk, New York  10504
        Attention: Insured Portfolio Management, Structured Finance


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     6. Miscellaneous. This Agreement is to be governed by, and construed in accordance with, the laws of the State of New York; it may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the officers and directors and controlling persons referred to in Section 3 hereof, and no other person shall have any right or obligation hereunder. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement, all as of the day and year first above mentioned.


                                        MBIA INSURANCE CORPORATION


                                        By: /s/ Lisa A. Wilson
                                            -------------------------------
                                            Name: Lisa A. Wilson
                                            Title: Assistant Secretary



                                        BEAR, STEARNS & CO. INC.


                                        By: /s/ Jonathan Lieberman
                                            -------------------------------
                                            Name: Jonathan Lieberman
                                            Title: Senior Managing Director



                                        MORGAN STANLEY & CO. INCORPORATED


                                        By: /s/ Warren H. Friend
                                            -------------------------------
                                            Name: Warren H. Friend
                                            Title: Managing Director